                                                                    EXHIBIT 99.3
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial information assumes a business combination between Peregrine and Innovative, is accounted for as a purchase and is based on the respective historical consolidated financial statements and the notes thereto, which are included in this Proxy Statement/ Prospectus. The pro forma combined condensed balance sheet combines Peregrine's March 31, 1998 consolidated balance sheet with Innovative's January 31, 1998 consolidated balance sheet. The pro forma statements of operations combine Peregrine's and Innovative's historical results for each of the periods indicated below.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had occurred as of the date or during the periods presented, nor is it necessarily indicative of future operating results or financial positions.

    These pro forma financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements, and the related notes thereto, of Peregrine and Innovative included in this Proxy Statement/Prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                       AFTER GIVING EFFECT TO THE MERGER
                                 (IN THOUSANDS)

                                                                       PRO FORMA         PRO FORMA
                                          PEREGRINE   INNOVATIVE      ADJUSTMENTS         COMBINED
                                          ---------   ----------   -----------------     ----------
                                              ASSETS
Current Assets:
  Cash and cash equivalents.............  $  14,950    $ 3,438      $     --             $   18,388
  Short-term investments................      7,027         --            --                  7,027
  Accounts receivable, net..............     16,761      4,350            --                 21,111
  Inventory.............................         --        314            --                    314
  Deferred tax assets...................      7,297        152            --                  7,449
  Other current assets..................      2,905        282            --                  3,187
                                          ---------   ----------    --------             ----------
  Total current assets..................     48,940      8,536            --                 57,476
Property and equipment, net.............      5,455      1,340            --                  6,795
Computer software, net..................         --      1,139        (1,139)(F)                 --
Goodwill and other......................      2,342         86         3,846(B,C)             6,274
                                          ---------   ----------    --------             ----------
                                          $  56,737    $11,101      $  2,707             $   70,545
                                          ---------   ----------    --------             ----------
                                          ---------   ----------    --------             ----------
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......................  $   2,337    $   745      $     --             $    3,082
  Accrued expenses......................      9,310        945         9,750(A)              20,005
  Deferred revenue......................     11,570      1,750            --                 13,320
  Current portion of long-term debt.....        151        155            --                    306
                                          ---------   ----------    --------             ----------
  Total current liabilities.............     23,368      3,595         9,750                 36,713
Long-term debt, net of current
  portion...............................        966        620            --                  1,586
Deferred revenue, net of current
  portion...............................      1,802         --            --                  1,802
                                          ---------   ----------    --------             ----------
  Total liabilities.....................     26,136      4,215         9,750                 40,101
Stockholders' Equity:
  Preferred stock, $0.001 par value,
    5,000,000 and 200,000,000 shares
    authorized, respectively, no shares
    issued or outstanding...............         --         --            --                     --
  Common stock, $0.001 and $0.0185 par
    value, 50,000,000 and 100,000,000
    shares authorized, 18,700,000 and
    10,888,000 shares issued and
    outstanding, actual, respectively
    and 19,930,000 Pro Forma
    outstanding.........................         19        202          (202)(A,D)               19
  Additional paid-in capital............     74,351      7,410        65,516(A,D)           147,277
  Warrants..............................         --      1,641        (1,641)(D)                 --
  Accumulated deficit...................    (41,461)    (2,367)      (70,716)(B,D,E)       (114,544)
  Unearned portion of deferred
    compensation........................     (1,493)        --            --                 (1,493)
  Cumulative translation adjustment.....       (553)        --            --                   (553)
  Treasury stock, at cost...............       (262)        --            --                   (262)
                                          ---------   ----------    --------             ----------
    Total stockholders' equity..........     30,601      6,886        (7,043)                30,444
                                          ---------   ----------    --------             ----------
                                          $  56,737    $11,101      $  2,707             $   70,545
                                          ---------   ----------    --------             ----------
                                          ---------   ----------    --------             ----------

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
                            PEREGRINE SYSTEMS, INC.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                       AFTER GIVING EFFECT TO THE MERGER
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           INNOVATIVE
                                            PEREGRINE     TECH SYSTEMS,     PRO FORMA
                                          SYSTEMS, INC.       INC.         ADJUSTMENTS     PRO FORMA
                                          -------------   -------------   --------------   ---------
Revenues:
  Licenses..............................    $ 38,791         $ 8,101        $    --        $ 46,892
  Hardware..............................          --           2,280             --           2,280
  Maintenance and services..............      23,086           4,702             --          27,788
                                          -------------   -------------     -------        ---------
    Total revenues......................      61,877          15,083                         76,960
Costs and Expenses:
  Cost of licenses......................         326             512             --             838
  Cost of hardware......................          --           1,311             --           1,311
  Cost of maintenance and services......      10,326           2,473             --          12,799
  Sales and marketing...................      22,728           5,674             --          28,402
  Research and development..............       8,394           1,105             --           9,499
  General and administrative............       6,463           3,056            771(G)       10,290
  Acquired in process research and
    development.........................      34,775              --             --(E)       34,775
                                          -------------   -------------     -------        ---------
    Total costs and expenses............      83,012          14,131            771          97,914
                                          -------------   -------------     -------        ---------
    Operating income (loss).............     (21,135)            952            771         (20,954)
Interest income and other...............         839              24             --             863
                                          -------------   -------------     -------        ---------
Income from continuing operations before
  income tax............................     (20,296)            976            771         (20,091)
Income tax expense......................       5,358              65             --           5,423
                                          -------------   -------------     -------        ---------
Net income (loss).......................    $(25,654)        $   911        $   771        $(25,514)
                                          -------------   -------------     -------        ---------
                                          -------------   -------------     -------        ---------
Net income (loss) per share diluted:
Net income (loss) per share.............    $  (1.48)        $  0.08                       $  (1.28)
                                          -------------   -------------                    ---------
                                          -------------   -------------                    ---------
Shares used in diluted per share
  computation...........................      17,380          11,583                         19,930
                                          -------------   -------------                    ---------
                                          -------------   -------------                    ---------
Net income (loss) per share basic:
Net income (loss) per share.............    $  (1.48)        $  0.08                       $  (1.28)
                                          -------------   -------------                    ---------
                                          -------------   -------------                    ---------
Shares used in basic per share
  computation...........................      17,380          10,888                         19,930
                                          -------------   -------------                    ---------
                                          -------------   -------------                    ---------

   See accompanying notes to unaudited pro forma condensed combined financial statements.

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
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The unaudited pro forma financial statements of Peregrine have been prepared based on the historical financial statements of Peregrine for the year ended March 31, 1998 and for Innovative for the year ended January 31, 1998, considering the effects of the acquisition under the purchase method. The pro forma balance sheet of Peregrine at March 31, 1998 has been prepared as if the Merger had been consummated at March 31, 1998. The pro forma statement of operations for the year ended March 31, 1998 has been prepared as if the Merger had been consummated on April 1, 1997.

    In management's opinion, all material adjustments necessary to reflect the effects of the acquisition have been made. The unaudited pro forma financial statements are not necessarily indicative of the actual financial position at March 31, 1998, or what the actual results of operations of Peregrine would have been assuming the acquisition had been completed as of April 1, 1997, nor are they indicative of the financial position or results of operations for future periods. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Peregrine and Innovative included elsewhere herein.

2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

    (A) The purchase price for the completion of the Innovative acquisition was determined by combining the value of Peregrine Common Stock issued to Innovative stockholders (2,662,000 common shares valued at $22.875 per share plus $12,033 related to the value of outstanding options and warrants assumed), the net assets acquired of Innovative and the estimated transactions costs for the acquisition. The estimated direct transaction costs to be incurred by the Combined Company include sign-on bonuses, transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. The purchase price for the completion of the Innovative Tech Systems, Inc. acquisition is summarized below (in thousands):

Common stock and value of option and warrants
  assumed.........................................  $       72,926
Estimated transaction costs.......................           9,750
Net assets acquired, excluding (F)................          (5,747)
                                                           -------
                                                    $       76,929

    (B) Allocation of the purchase price for the completion of the Innovative acquisition was determined as follows (in thousands):

Acquired in-process technology....................  $  73,083
Goodwill..........................................  $   3,846
                                                    ---------
                                                    $  76,929

    (C) Amortization of the goodwill for Innovative will be on the straight-line method over five years and will be included in depreciation and amortization expense.

    (D) Elimination of Innovative stockholders' equity amounts.

    (E) The pro forma statement of operations excludes the charge of $73.1 million for purchased in-process technology, which arose from the acquisition. These charges will be included in the Combined Company's consolidated financial statements for the three-month period ending September 30, 1998.

    (F) Reflects the effect of the elimination of the acquiree's computer software pending completion of valuation of the capitalized asset.

    (G) Reflects the amortization of goodwill beginning April 1, 1997.

    The purchase price for the Innovative acquisition was allocated to the tangible and intangible assets of Innovative based on preliminary estimates of the fair market value of those assets. The evaluation of the underlying technology acquired considered the inherent difficulties and uncertainties in completing the development, and thereby achieving technological feasibility, and the risks related to the viability of and potential changes in future target markets that the acquired technology has any alternative future uses.

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